FIRST SUPPLEMENTAL INDENTURE

                                     Among

                          GEORGIA-PACIFIC CORPORATION,

            THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), Trustee
                                      and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                           Dated as of July 27, 1988

       FIRST SUPPLEMENTAL INDENTURE, dated as of July 27, 1988, among Georgia-Pacific Corporation, a corporation duly organized and existing under the laws of the State of Georgia (the "Company"), The Chase Manhattan Bank (National Association) as Trustee, a national banking association duly organized and existing under the laws of the United States of America ("Chase"), and Morgan Guaranty Trust Company of New York, a bank duly organized and existing under the laws of the State of New York ("Morgan").

                                  WITNESSETH:

          WHEREAS, the Company and Chase have heretofore executed and delivered a certain Indenture, dated as of March 1, 1983 (the "Indenture"), pursuant to which one or more series of unsecured debt securities of the Company may be issued from time to time; and

       WHEREAS, in accordance with Section 610 of the Indenture, the Company has appointed Morgan as the Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Company's $100,000,000 aggregate principal amount 13 1/2% Notes due August l, 1994, $195,000,000 aggregate principal amount of Dual Serial Discount Debentures due 1986 - 2015, $150,000,000 aggregate principal amount of 9 1/4% Sinking Fund Debentures due March 15, 2016, $150,000,000 aggregate principal amount of 9 3/4% Notes due November l, 1992, $200,000,000 aggregate principal amount of 9 3/4% Sinking Fund Debentures due January 15, 2018, $200,000,000 aggregate principal amount of 9 1/2% Debentures due February 15, 2018 and $200,000,000 aggregate principal amount of 10 1/8% Notes due May 15, 2000 (collectively, the "Outstanding Securities"); and

       WHEREAS, in accordance with Section 611 of the Indenture, Morgan has accepted the appointment by the Company of Morgan as Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Outstanding Securities; and

       WHEREAS, Section 901 of the Indenture provides that a supplemental indenture may be entered into without the consent of any Holders to, among other things, (a) evidence and provide for the acceptance of appointment under the Indenture by a Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 611(b) of the Indenture and (b) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, Chase and Morgan and a valid amendment of and supplement to the Indenture have been done;

          NOW, THEREFORE:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

          SECTION 1. All terms used in this First Supplemental Indenture which are defined in the Indenture and are not otherwise defined in this First Supplemental Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 2. (a) The Company hereby confirms the appointment, pursuant to Section 610 of the Indenture, of Morgan as Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Outstanding Securities.

          (b) Chase hereby acknowledges the appointment of Morgan as the Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Outstanding Securities.

          (c) Morgan hereby confirms its acceptance, pursuant to Section 611 of the Indenture, of the appointment by the Company of Morgan as Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Outstanding Securities.

          SECTION 3. The Company, Chase and Morgan hereby confirm that:

          (a) The rights, powers, trusts and duties of Chase, as Trustee, with respect to the Outstanding Securities shall continue to be exclusively vested in Chase, as Trustee; and

          (b) Morgan is exclusively vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to all series of Securities issued or to be issued under the Indenture other than the Outstanding Securities.

          SECTION 4. Nothing in the Indenture or this First Supplemental Indenture shall constitute Chase and Morgan co-trustees of the same trust, and each of Chase and Morgan shall be deemed to be a trustee of trusts under the Indenture separate and apart from any trusts under the Indenture administered by the other such Trustee.

          SECTION 5. Each of Chase and Morgan agrees to promptly give the other notice of any default or Event of Default under the Indenture known to it.

          SECTION 6. Chase and Morgan make no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of the validity or sufficiency of this First Supplemental Indenture as an obligation of the Company or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

          SECTION 7. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This First Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. The Indenture is hereby amended as to all Securities of series authenticated and delivered after the date of this Supplemental Indenture in the following respects:

          (a) In Section 101 of the Indenture, delete, in the second line on page 6, "and (b)" and insert in lieu thereof "(b) the principal amount of a Security denominated in a foreign currency or currencies or composite currencies shall be the U.S. dollar equivalent, determined by the Company on or prior to the date of original issuance of such Security and set forth in an Officers' Certificate, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent determined by the Company on or prior to the date of original issuance of such Security and set forth in an Officers' Certificate of the amount determined as provided in (a) above) of such Security and (c)".

          (b) In Section 101 of the Indenture, insert as a new paragraph immediately after the definition of "Paying Agent" on page 6 the following definition:

          "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest or interest rate formulas, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance from time to time of such Securities.

          (c) The definition of "Responsible Officer" on page 7 is amended so as to delete the entire text thereof after the first line and substitute therefore:

          any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          (d) The definition of "Trustee" on page 8 is amended so as to delete the last four lines thereof and to substitute therefore:

          ter "Trustee" shall mean such successor Trustee, provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, "Trustee" shall mean or include only the Person named herein or appointed pursuant to the applicable provisions of this Indenture to be Trustee with respect to this Indenture (excluding any provisions or terms which relate solely to Securities of any series for which such Person is not Trustee) and the Securities (exclusive of Securities of any series as to which such Person is not Trustee).

          (e) In Section 102 of the Indenture on page 9, insert before "Upon" in the first line "Except as otherwise expressly provided by this Indenture for Securities issued in any Periodic Offering," and lowercase "Upon".

          (f) In Section 203 of the Indenture, insert "and of like tenor" (a) immediately after "of this series" in the first full paragraph on page 20 of the Indenture, (b) immediately after "of this series" in the second full paragraph on page 21 of the Indenture and (c) immediately after `amount of Securities of this series''in the third full paragraph on page 21 of the Indenture.

          (g) In Section 203 of the Indenture on page 17, insert in the third line after March 1, 1983, as amended by a First Supplemental Indenture dated as of July 27, 1988" and substitute "Morgan Guaranty Trust Company of New York, as Trustee" for "The Chase Manhattan Bank (National Association), as Trustee" beginning on the next line.

          (h) In each of Section 204 on page 22 and Section 614 of page 63, substitute "Morgan Guaranty Trust Company of New York, as Trustee" for "The Chase Manhattan Bank (National Association), as Trustee".

          (i) In Section 301 on page 22 of the Indenture, delete in the second line of the second paragraph ", and set forth" and insert "and, subject to
Section 303, set forth or determined in the manner provided,".

          (j) In Section 301 on page 22 of the Indenture, insert after "1107" in subparagraph 2 "and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder"; add immediately after subparagraph (2) a new subparagraph as follows:

          (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

and renumber subparagraphs (3), (4), (5), (6), (7), (8), (9) and (10) of Section 301 as subparagraphs (4), (5), (6), (7), (8), (9), (12) and (13), respectively.

          (k) In Section 301 of the Indenture, insert immediately after newly renumbered subparagraph (9) (beginning "if other than denominations of $1,000") two new subparagraphs as follows:

          (10) the currency or currencies, including composite currencies, in which payment of the principal of and any premium and interest on the Securities of the series shall be payable if other than the currency of the United States of America;

          (11) if the amount of payments of principal of and any premium or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

          (l) In Section 301 of the Indenture, insert after "and" in the third line of the first full paragraph on page 23 of the Indenture "(subject to Section 303)".

          (m) In Section 301 of the Indenture, insert "or the manner of determining the terms" in the last paragraph on page 23 immediately after "setting forth the terms" and add to the end of such paragraph the following:

               With respect to Securities of a series offered in a Periodic Offering, such Board Resolution or action may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with a Company Order as contemplated by the first proviso of the third paragraph of Section 303.

          (n) In Section 303 of the Indenture, insert at the end of the first sentence of the third paragraph the following:

          ; provided, however, that, with respect to Securities of a series offered in a Periodic Offering, (a) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such other procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (b) the Maturity date or dates, original issue date or dates, currency or currencies or composite currencies, interest rate or rates or interest rate formulas and any other terms of the Securities of such series shall be determined by Company Order or pursuant to such procedures and (c) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which instructions shall be promptly confirmed in writing.

          (o) In Section 303 of the Indenture, delete the period at the end of subparagraph (c) and insert a semicolon in lieu thereof and insert at the beginning of the text which immediately follows such subparagraph the following:

          provided, however, that, with respect to Securities of a series offered in a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel in connection only with the first authentication of Securities of such series and that the opinions described in clauses (b) and (c) above may state, respective]y,

               (x) that, when the terms of such Securities shall have been established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by a Board Resolution or action taken pursuant thereto, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions Of this Indenture; and

               (y) that such Securities, when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, (iii) issued and delivered by the Company and
          (iv) paid for, all in accordance with any agreement of the Company relating to the offering, issuance and sale of such Securities, will have been duly issued under this Indenture and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles, regardless of whether such enforceability is considered in a proceeding at equity or law.

                    With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, in connection with the first authentication of Securities of such series unless and until such opinion or other documents have been superseded or revoked.

          (p) In Section 303 of the Indenture, insert immediately before the paragraph which reads "Each Security shall be dated the date of its authentication" on page 25 a new paragraph as follows:

                    Notwithstanding the provisions of Section 301 and of the preceding paragraph, if any Securities of a series are to be offered in a Periodic Offering, it shall not be necessary to deliver the Opinion of Counsel and other documents otherwise required pursuant to Sections 201,301 and this Section at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.

          (q) In Section 303 of the Indenture, insert immediately after "the benefits of this Indenture." in the last paragraph of such section on page 25 the following:

                Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          (r) In Section 304 of the Indenture, insert immediately after "of the same series" in the tenth line of the first paragraph on page 26 "and of like tenor".
          (s) In Section 305 of the Indenture, insert "and tenor" immediately after (i) "of a like aggregate principal amount" in the second paragraph thereof and (ii) "of a like aggregate principal amount" in the third paragraph thereof.

          (t) In Section 307 of the Indenture, insert at the beginning of the first paragraph thereof "Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities," and lowercase "Interest" on the first line of such paragraph.

          (u) In Section 309 of the Indenture, insert in the seventh line immediately after "in any manner whatsoever" the phrase "and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold," and insert "to the Trustee" immediately after "all Securities so delivered".

          (v) In Section 310 of the Indenture, add "360-day" immediately before "year of twelve 30-day months."

          (w) Immediately after Section 310 of the Indenture, insert the following new Section:

          Section 311. Payment to be in Proper Currency.
                       ---------------------------------


          In the case of any Securities denominated in any currency (the "Required Currency") other than U.S. dollars, except as otherwise provided therein, the obligation of the Company to make any payment of principal, premium or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the timely holding by or for the account of the Trustee of the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee .be liable therefor except in the case of its negligence or wilful misconduct. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

          (x) In Section 502 of the Indenture, delete the entire first parenthetical phrase thereof (beginning "(or, if the Securities)") and insert "(or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof)" in place of such deleted parenthetical phrase.

          (y) In Section 603 of the Indenture, insert "or as otherwise expressly provided herein for Securities issued in any Periodic Offering" immediately after "Company Order" in subparagraph (b) thereof.

          (z)  In section 607 of the Indenture on pages 45-46:

               (i) insert "to the extent" after "except" and delete "as" in the second-to-last line of clause (2).

               (ii) delete "incurred without negligence or bad faith on its part," on the second-to-third lines of clause (3).

            (iii) insert "or the performance of its duties hereunder" after "hereunder" in the fourth line of clause (3).

               (iv) insert at the end of clause (3) ", except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith".

               (v) insert at the end of Section 607 on page 46:

               "Trustee" for purposes of Section 607 shall include every predecessor Trustee, provided that the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 607.

        (aa) In Section 609 on page 52, insert in the first line after "hereunder in respect of the Securities of each series".

       (bb) In Section 902 of the Indenture, insert immediately after "coin or currency" in subparagraph (1) thereof the phrase "or composite currency".

       (cc) Insert the following sentence at the end of Section 905 on page 73.

          Notwithstanding any contrary provision herein, the provisions of this Indenture which are required to be included under the Trust Indenture Act may be amended by supplemental indenture hereto without the consent of any Holders so as to reflect any amendment to the Trust Indenture Act.

       (dd) In Section 1007 on page 84, insert "and of like tenor" after "of the same series".

          SECTION 8. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 9. All covenants and agreements in this First Supplemental Indenture by or on behalf of the Company, or by or on behalf of Chase, or by or on behalf of Morgan, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

          SECTION 10. Any notice or communication required to be given under the Indenture shall conform to the notice requirements set forth in the Indenture. Notice to Morgan shall be delivered or mailed to it at 30 West Broadway, New York, New York 10015.

          SECTION 11. This First Supplemental Indenture shall be governed by. and construed in accordance with. the laws of the State of New York.

          SECTION 12. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

[CORPORATE SEAL]
                                        GEORGIA-PACIFIC CORPORATION


                                        By:
                                            -----------------------
                                             Senior Vice President -
                                             Legal and Governmental Affairs

[CORPORATE SEAL]
Attest:


Vice President - Law and Secretary

                                        THE CHASE MANHATTAN BANK (NATIONAL
                                        ASSOCIATION), Trustee


                                        By:
                                            -----------------------
                                             Title:


[CORPORATE SEAL]

Attest:


Title:
                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK


                                        By:
                                            -----------------------
                                             Title:

[CORPORATE SEAL]

Attest:
Title:

                      ACCEPTANCE OF APPOINTMENT OF TRUSTEE

          Pursuant to Section 611 of the Indenture, dated as of March 1, 1983 (the "Indenture"), between Georgia-Pacific Corporation (the "Company") and The Chase Manhattan Bank (National Association), Trustee ("Chase"), Morgan Guaranty Trust Company of New York ("Morgan") hereby (i) accepts the appointment by the Company of Morgan as Trustee under the Indenture with respect to the Securities of all series issued or to be issued under the Indenture other than the Company's $100,000,000 aggregate principal amount of l3 1/2% Notes due August 1, 1994, $195,000,000 aggregate principal amount of Dual Serial Discount Debentures due 1986 - 2015, $150,000,000 aggregate principal amount of 9 1/4% Sinking Fund Debentures due March 15, 2016, $150,000,000 aggregate principal amount of 9 3/4% Notes due November 1, 1992, $200,000,000 aggregate principal amount of 9 3/4% Sinking Fund Debentures due January 15, 2018, $200,000,000 aggregate principal amount of 9 1/2% Debentures due February 15, 2018 and $200,000,000 aggregate principal amount of 10 1/8% Notes due May 15, 2000, (ii) covenants and agrees to perform the duties and obligations of the Trustee under the Indenture with respect to such series of Securities for the equal and proportionate benefit of the respective holders from time to time of such series of Securities and (iii) agrees to be bound by all the terms and conditions of the Indenture.

       Morgan hereby certifies that it is (i) qualified to serve as Trustee in accordance with Section 608 of the Indenture and (ii) eligible for appointment as Trustee in accordance with the provisions of Section 609 of the Indenture.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.
          IN WITNESS WHEREOF, Morgan Guaranty Trust Company of New York, has caused this instrument to be executed by its duly authorized trust officer as of the 27th day of July, 1988.

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                   By:
                                       --------------------------------
                                        J. Thomas Clark
                                        Vice President

                           APPOINTMENT OF TRUSTEE

          Pursuant to Section 610 of the Indenture, dated as of March 1, 1983 (the "Indenture"), between Georgia-Pacific Corporation (the "Company") and The Chase Manhattan Bank (National Association), as Trustee ("Chase"), the Company hereby appoints Morgan Guaranty Trust Company of New York, trustee under the Indenture with respect to the Securities (as defined in the Indenture) of all series issued or to be issued under the Indenture other than the Company's $100,000,000 aggregate principal amount of 13 1/2% Notes due August 1. 1994, $195,000,000 aggregate principal amount of Dual Serial Discount Debentures due 1986 - 2015, $150,000,000 aggregate principal amount of 9 1/4% Sinking Fund Debentures due March 15, 2016, $150,000,000 aggregate principal amount of 9 3/4% Notes due November 1, 1992. $200,000,000 aggregate principal amount of 9 3/4% Sinking Fund Debentures due January 15, 2018, $200,000,000 aggregate principal amount of 9 1/2% Debentures due February 15, 2018 and $200,000,000 aggregate principal amount of 10 1/8% Notes due May 15, 2000.

          IN WITNESS WHEREOF. Georgia-Pacific Corporation has caused this instrument to be executed by its duly authorized officer as of the 27th day of July, 1988.
                                        GEORGIA-PACIFIC CORPORATION


                                        By:
                                             ----------------------
                                             Senior Vice President - Legal
                                               and Governmental Affairs

                    ACKNOWLEDGMENT OF THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION)

       The Chase Manhattan Bank (National Association) ("Chase"), hereby acknowledges the appointment of Morgan Guaranty Trust Company of New York as Trustee under the Indenture, dated as of March 1, 1988 (the "Indenture"), between Georgia-Pacific Corporation (the "Company") and Chase, with respect to the Securities of all series issued or to be issued under the Indenture other than the Company's $100,000,000 aggregate principal amount of 13 1/2% Notes due August 1, 1994, $195,000,000 aggregate principal amount of Dual Serial Discount Debentures due 1986 - 2015, $150,000,000 aggregate principal amount of 9 1/4% Sinking Fund Debentures due March 15, 2016, $150,000,000 aggregate principal amount of 9 3/4% Notes due November 1, 1992, $200,000,000 aggregate principal amount of 9 3/4% Sinking Fund Debentures due January 15, 2018, $200,000,000 aggregate principal amount of 9 1/2% Debentures due February 15, 2018 and $200,000,000 aggregate principal amount of 10 1/8% Notes due May 15, 2000.

          Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

       IN WITNESS WHEREOF, The Chase Manhattan Bank (National Association) has caused this instrument to be executed by its duly authorized trust officer as of the 27th day of July, 1988.

                                        THE CHASE MANHATTAN BANK (NATIONAL)
                                        ASSOCIATION)


                                        By:
                                             -----------------------------
                                             Corporate Trust Officer

                            OFFICERS' CERTIFICATE

          Pursuant to Section 102 of that certain Indenture, dated as of March 1, 1983 (the "Indenture"), between Georgia-Pacific Corporation (the "Company") and The Chase Manhattan Bank (National Association), Trustee ("Chase"), the undersigned hereby certify that all conditions precedent provided for in the Indenture relating to the proposed execution, and delivery of the First Supplemental Indenture, dated as of July 27th, 1988 (the "Supplemental Indenture"), among the Company, Chase and Morgan Guaranty Trust Company of New York, have been complied with.

          In connection with the execution and delivery of this Certificate, the undersigned have (a) reviewed the Indenture and the conditions provided for therein relating to the proposed execution and delivery of the Supplemental Indenture and (b) in the opinion of the undersigned, made such examination or investigation as is necessary to enable them to express an informed opinion that such conditions have been complied with.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this 27th day of July, 1988.

                                        GEORGIA-PACIFIC CORPORATION


                                        By:
                                             ----------------------
                                             Senior Vice President - Legal
                                               and Governmental Affairs

                                        By:
                                             ----------------------
                                             Vice President - Law and
                                             Secretary